Exhibit 10.26

AXTIVE CORPORATION

RESTRICTED ACCOUNT SECURITY AGREEMENT

Date: July 30, 2004

To: Laurus Master Fund, Ltd.

c/o Ironshore Corporate Services, Ltd.

P.O. Box 1234 G.T

Queensgate House

South Church Street

Grand Cayman, Cayman Islands

To Whom It May Concern:

To secure the payment of all Obligations (as hereafter defined), Axtive Corporation, a Delaware corporation (the “Assignor”), hereby assigns and grants to Laurus Master Fund, Ltd (“Laurus”) a continuing security interest in all of the Assignor’s right, title and interest in and to that certain deposit account (Account Name: Axtive Corporation / Account Number 2704051370 (the “Restricted Account”) maintained with North Fork Bank (the “Bank”), and all contract rights, claims and privileges in respect of the Restricted Account, all cash, checks, money orders and other items of value of the Assignor now or hereafter paid to, deposited in, credited to, held (whether for collection, provisionally or otherwise) for deposit in or otherwise in the possession or under the control of, or in transit to, the Assignor or any agent, bailee or custodial thereof for deposit in the Restricted Account, and all interest and income received therefrom, all substitutions therefor and all proceeds thereof in any form (collectively, the “Collateral”). Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms the Securities Purchase Agreement referred to below.

1. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by the Assignor to Laurus arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Laurus (the “Securities Purchase Agreement”) and (ii) the Related Agreements referred to in the Securities Purchase Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the “Documents”), or any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, or any other indebtedness, obligations or liabilities of the Assignor to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, in each case, irrespective of the genuineness, validity, regularity or enforceability of such

Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against the Assignor under Title 11, United States Code, including, without limitation, obligations or indebtedness of the Assignor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case.

2. The Assignor hereby represents, warrants and covenants to Laurus that:

(a) it is a corporation validly existing, in good standing and organized under the laws of the State of Delaware, and it will provide Laurus thirty (30) days’ prior written notice of any change in its jurisdiction of organization;

(b) its legal name, as set forth in its Certificate of Incorporation (or equivalent organizational document) as amended through the date hereof, is Axtive Corporation and it will provide Laurus thirty (30) days’ prior written notice of any change in its legal name;

(c) its organizational identification number (if applicable) is             , and it will provide Laurus thirty (30) days’ prior written notice of any change in its organizational identification number;

(d) it is the lawful owner of the Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e) it will keep the Collateral owned by it free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except Encumbrances securing the Obligations;

(f) the Assignor hereby indemnifies and saves Laurus harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that Laurus may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Restricted Account Security Agreement or in the prosecution or defense of any action or proceeding either against the Assignor or Laurus concerning any matter growing out of or in connection with this Restricted Account Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Laurus’ own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).

3. Upon the occurrence of any Event of Default (as defined in the Note) and at any time thereafter, Laurus may declare all Obligations immediately due and payable and Laurus shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Restricted Account Security Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, Laurus will have the right to take possession of the Collateral withdraw any and all monies or other Collateral contained in the Restricted Account. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the Assignor either at the Assignor’s address shown herein or at any address appearing on Laurus’ records for the Assignor. The Collateral and any proceeds of any disposition of any of the Collateral shall be applied by Laurus to the payment of all expenses in connection with the sale or other disposition of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of the Collateral and/or such proceeds may be applied by Laurus toward the payment of the Obligations in such order of application as Laurus may elect, and the Assignor shall be liable for any deficiency.

4. If the Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on the Assignor’s part to be performed or fulfilled under or pursuant to this Restricted Account Security Agreement, Laurus may, at its option without waiving its right to enforce this Restricted Account Security Agreement according to its terms, immediately or at any time thereafter and without notice to the Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for the Assignor’s account and at the Assignor’s cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the interest rate applicable to the principal amount of the Note.

5. The Assignor hereby appoints Laurus, any of Laurus’ officers, employees or any other person or entity whom Laurus may designate as our attorney; to file financing statements against the Assignor covering the Collateral; to sign the Assignor’s name on public records to the extent required to perfect its lien in the Collateral and/or exercise remedies with respect to the Collateral; and to do all other things Laurus deems necessary to carry out this Restricted Account Security Agreement. The Assignor hereby ratifies and approve all acts of the attorney and neither Laurus nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid. The Assignor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Laurus may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the priority of such security interest, (ii) to enable Laurus to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement. In the event that the Assignor does not promptly take the actions set forth in this Section 6, Laurus may execute and deliver such instruments and/or documents on behalf of the Assignor to effect the purposes of this Agreement.

6. No delay or failure on Laurus’ part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Laurus and then only to the extent therein set forth, and no waiver by Laurus of any default shall operate as a waiver of any other default or of the same default on a future occasion. Laurus’ books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon the Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Laurus shall have the right to enforce any one or more of the remedies available to Laurus, successively, alternately or concurrently. The Assignor agrees to join with Laurus in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to Laurus and in executing such other documents or instruments as may be required or reasonably deemed necessary by Laurus for purposes of affecting or continuing Laurus’ security interest in the Collateral.

7. This Restricted Account Security Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to Laurus hereunder shall inure to the benefit of Laurus’ successors and assigns. The term “Laurus” as herein used shall include Laurus, any assignee of Laurus’ rights, title and/or interest under this Restricted Account Security Agreement and any other holder of the Obligations, and all of the terms, conditions, promises, covenants, provisions and warranties of this Restricted Account Security Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of the Assignor. Each of Laurus and the Assignor hereby (a) waives any and all right to trial by jury in litigation relating to this Restricted Account Security Agreement and the transactions contemplated hereby, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York and (c) waive any objection the Assignor or Laurus may have as to the bringing or maintaining of such action with any such court.

8. All notices from Laurus to the Assignor shall be sufficiently given if mailed or delivered to the Assignor at its address set forth in the Securities Purchase Agreement.

EXECUTED as of the date first written above.

COMPANY:

AXTIVE CORPORATION

By:	/s/ Graham C. Beachum III
Name:	Graham C. Beachum III
Its:	President and Chief Operating Officer

AGREED and consented to as of the date first written above.

LAURUS:

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Its: